      As filed with the Securities and Exchange Commission on September 27, 2000 Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               WMS INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                    36-2814522
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


              3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618
   (Address, including zip code, of Registrant's principal executive offices)

                           --------------------------

                      2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                           --------------------------

                                 Orrin J. Edidin
             Executive Vice President, Secretary and General Counsel
                               WMS Industries Inc.
                          3401 North California Avenue
                             Chicago, Illinois 60618
                                 (773) 961-1111
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             Jeffrey N. Siegel, Esq.
                              Shack & Siegel, P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF SECURITIES                 AMOUNT TO BE         OFFERING PRICE           AGGREGATE          REGISTRATION
            TO BE REGISTERED                  REGISTERED (1)           PER SHARE           OFFERING PRICE           FEE
           -------------------                --------------       -----------------      ----------------     -------------
Common Stock, par value $.50(2)(3)               986,514 shares           $15.78             $15,569,781          $4,110
Common Stock, par value $.50(3)(4)               763,486 shares           $17.03             $13,002,166          $3,433
Total                                          1,750,000 shares           $16.33             $28,571,947          $7,543(5)
==============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2000 Non-Qualified Stock Option Plan (the "2000 Plan").

(2) The fee is computed, in accordance Rule 457(h)(1) under the Securities Act, based on the aggregate exercise price of the shares issuable upon the exercise of options previously granted under the 2000 Plan.

(3) In accordance with a Rights Agreement entered into between the registrant and The Bank of New York, dated as of March 5, 1998, all shares of common stock are accompanied by certain stock purchase rights.

(4) The fee with respect to shares issuable upon the exercise of options available for grant under the 2000 Plan is computed, in accordance Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on September 21, 2000.

(5) $12,584.47 was paid with registration statement no. 333-06021, relating to 1,644,455 shares of common stock; $16,325.33 was paid with registration statement no. 33-79146, relating to 2,198,902 shares of common stock; $8,995.07 was paid with registration statement no. 33-48363, relating to 1,701,845 shares of common stock; $2,106.31 was paid with registration statement no. 2-82186, relating to 1,551,452 shares of common stock; $4,608.45 was paid with registration statement no. 333-48697, relating to 515,360 shares of common stock; and $905.65 was paid with registration statement no. 333-57585, relating to 1,000,000 shares of common stock. All of these shares are being carried forward in the combined reoffer prospectus being filed herewith (to the extent that they are or may be control or restricted securities). See Rule 429 note below.


         As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement shall be deemed to be a combined resale prospectus which shall also relate to the registrant's registration statements numbered 2-82186, 33-48363, 33-79146, 333-06021,
333-48697 and 333-57585, each on Form S-8.

                                EXPLANATORY NOTE

         Registration statements numbered 2-82186, 33-48363, 33-79146, 333-06021, 333-48697 and 333-57585 were filed previously with the SEC by the registrant to register shares of its common stock, par value $.50 per share: (a) issued or issuable under its 1982 Employee Stock Option Plan, as amended, its 1991 Stock Option Plan, as amended, its 1993 Stock Option Plan, as amended, its 1994 Stock Option Plan, as amended and its 1998 Non-Qualified Stock Option Plan (collectively, the "WMS Plans") and (b) issued to optionholders in connection with the 1998 spinoff of registrant's interest in Midway Games Inc. in accordance with the antidilution provisions of the WMS Plans. This registration statement is being filed to: (1) register the shares of common stock issuable under the Registrant's 2000 Non-Qualified Stock Option Plan (the "2000 Plan") and (2) file a prospectus as permitted by Form S-8 General Instruction C and Rule

429 under the Securities Act to be used for reoffers and resales by directors and executive officers of WMS of shares purchased under any of the WMS Plans or the 2000 Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified by Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and the description of the registrant's common stock contained in the registrant's registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), including all exhibits thereto, are incorporated herein by reference and made a part of this registration statement as of the date hereof.

         All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the shares of common stock offered hereby will be passed upon for the registrant by Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036. As of September 22, 2000 Shareholders of Shack & Siegel, P.C. held, in the aggregate, 6,585 shares of the registrant's common stock and options to purchase 35,000 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the registrant, as amended (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") and by certain indemnification agreements entered into with officers and directors (the "Indemnity Agreements").

         Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

         The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

         Each Indemnity Agreement provides for the indemnification of the officer or director, to the fullest extent permitted by the laws of the State of Delaware, and obligate the registrant to provide the maximum protection allowed under Delaware law. In addition, each Indemnity Agreement supplements and increases such protection in certain respects.

         The registrant has purchased a Directors, Officers and Corporate liability insurance policy. The policy covers up to an aggregate amount of $20 million for losses of directors and officers of the registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. The policy also covers losses of the registrant for securities claims made against the registrant and for the amount of any indemnification paid to directors and officers, in each case up to the aggregate limit of $20 million.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------

       4.1 Amended and Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994.

       4.2 Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 25, 1998.

       4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

       4.4 By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1996.

       5          Opinion of Shack & Siegel, P.C., counsel for the Registrant.

       23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

       23.2       Consent of Ernst & Young LLP.

       24         Power of Attorney (contained on the signature page hereof).

ITEM 9.  UNDERTAKINGS.

       a.    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RESALE PROSPECTUS


                               WMS INDUSTRIES INC.


                                1,761,093 SHARES

                          COMMON STOCK, PAR VALUE $.50



      We design, manufacture and market gaming equipment. Our principal executive office is located at 3401 North California Avenue, Chicago, IL 60618, telephone no. (773) 961-1111.


      Our common stock is listed on the New York Stock Exchange under the symbol "WMS".

         Officers and directors who are listed on pages 3-4 below as "selling stockholders" may sell up to the number of shares of our common stock listed opposite their names. The selling stockholders may sell any of their shares at any time, but they are not required to sell any shares. The selling stockholders acquired or may acquire the shares to be offered by exercising stock options granted to them under our stock option plans or as an adjustment to their options under our plans.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------




                The date of this prospectus is September 27, 2000

                              ABOUT THIS PROSPECTUS

         This prospectus relates to 1,761,093 shares (the "Shares") of our common stock that the selling stockholders described in this prospectus may sell until we terminate this offering. As used in this prospectus, the terms "we," "us," "our" and "WMS" mean WMS Industries Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

         The selling stockholders in this offering are officers and directors of WMS Industries Inc. We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

         Most of the information about us that you need to know before you invest in the Shares is not included in this prospectus. You should obtain and read the information described under the heading "Documents Incorporated by Reference" in order to get all the important information about WMS.

         Some of the information incorporated by reference in this prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe our beliefs concerning future business conditions and the outlook for WMS based on currently available information. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risk factors include the following:

         - the financial strength of the gaming industry;
         - the actual proceeds and expenses of the disposition of the assets and liabilities of our discontinued pinball and cabinets and contract manufacturing segments;
         - the expansion of legalized gaming into new markets;
         - legislative and regulatory changes in existing gaming markets;
         - the success of new games and new technologies that we develop and introduce;
         - our ability to maintain the scheduling of our planned introductions;
         - software malfunctions discovered after a machine is widely distributed;
         - technical obsolescence of widely used electronic components; and
         - our ability to qualify for and maintain gaming licenses and approvals;

as well as the more detailed descriptions and other items set forth under "Item
1. Business - Risk Factors" in our annual report on Form 10-K and in any more recent documents incorporated in this prospectus by reference.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.


                              SELLING STOCKHOLDERS

         This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares pursuant to our stock option plans. The selling stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

         Executive officers, directors and others who may be considered to be "affiliates" of WMS, and their family members to whom they give options, who acquire common stock under the Plans may be added to the selling stockholders listed below. Their number of Shares to be sold under this prospectus may be increased or decreased by use of a prospectus supplement filed with the SEC. An "affiliate" is defined in Rule 405 under the Securities Act of 1933 as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" us. Non-affiliates who purchased restricted securities, as defined in Rule 144(a)(3) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that that person is our "affiliate."

         The information in the table below sets forth, for each selling stockholder, based upon information available to us as of September 22, 2000, the number of shares of our common stock beneficially owned before and after the sale of the Shares, the maximum number of Shares to be sold and the percentage of the outstanding shares of common stock owned before and after the sale of the Shares. We have not been informed whether any selling stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.


                                                                                                          Percent of Class(2)
                                              Amount and Nature                    Shares Beneficially  ----------------------
                                                of Beneficial        Shares to be      Owned After      Before         After
Name and Position                                 Ownership             Sold(1)         Offering        Offering      Offering
-----------------                             ------------------     ------------  -------------------  --------      --------
Louis J. Nicastro                                  8,582,832(3)          500,000       8,082,832         26.5%         24.9%
   Chairman of the Board of Directors
   and Chief Executive Officer

Neil D. Nicastro                                   8,053,214(4)           25,000       8,027,214         25.3%         25.2%
   Director

Brian R. Gamache                                       5,000             250,000           5,000            *             *
   President and
   Chief Operating Officer

Scott D. Schweinfurth                                  1,000             100,000           1,000            *             *
   Executive Vice President, Chief
   Financial Officer and Treasurer

Orrin J. Edidin                                       22,500(5)          150,000               0            *             0
   Executive Vice President, Secretary
   and General Counsel

Robert R. Rogowski                                     4,719(6)           42,419               0            *             0
   Vice President of Finance
   and Controller

Terence M. Dunleavy                                    7,500(7)           55,000           1,000            *             *
   Vice President, Assistant General
   Counsel and Chief Compliance
   Officer

Norman J. Menell                                     100,902(8)           98,686           2,216            *             *
   Vice Chairman of the Board of
   Directors

                                       -3-

                                                                                                          Percent of Class(2)
                                              Amount and Nature                    Shares Beneficially  ----------------------
                                                of Beneficial        Shares to be      Owned After      Before         After
Name and Position                                 Ownership             Sold(1)         Offering        Offering      Offering
-----------------                             ------------------     ------------  -------------------  --------      --------
William C. Bartholomay                               117,486(8)           98,686          18,800            *             *
   Director

David M. Satz, Jr.                                    76,000(9)           75,000           1,000            *             *
   Director

William E. McKenna                                   101,280(8)           98,686           2,594            *             *
   Director

Harvey Reich                                          74,876(10)          73,686           1,190            *             *
   Director

Ira S. Sheinfeld                                     143,930(11)         143,930               0            *             0
   Director

Donna B. More                                         50,000(12)          50,000               0            *             0
   Director


--------------
*  Less than 1%

(1) Represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his Shares, exercised all of his options when vested and sold the underlying Shares. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each Selling Stockholder in his discretion.

(2) Based on 31,415,932 shares outstanding as of September 22, 2000. Shares issuable upon the exercise of options exercisable by a person within 60 days are deemed to be outstanding with respect to the calculation of that person's percent of class.

(3) Includes 8,028,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 500,000 shares underlying stock options. Mr. Nicastro is the father of Neil D. Nicastro.

(4) Includes 8,028,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 25,000 shares underlying stock options. Mr. Nicastro was also our President, Chief Executive Officer and Chief Operating Officer for more than five years until his resignation from those positions in April 1998. He is the son of Louis J. Nicastro.

(5)      Includes 22,500 shares underlying stock options.

(6)      Includes 4,719 shares underlying stock options.

(7)      Includes 6,500 shares underlying stock options.

(8) Includes 87,955 shares underlying stock options and 10,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(9)      Includes 75,000 shares underlying stock options.

(10) Includes 62,955 shares underlying stock options and 10,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(11) Includes 125,728 shares underlying stock options and 18,202 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(12)     Includes 50,000 shares underlying stock options.

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, pledgees, donees, transferees or other successors in interest to the selling stockholders may sell or transfer common stock for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

         The selling stockholders may effect transactions by selling the common stock to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has made any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by the selling stockholders.

         Each Share is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A (File No. 1-8300) which we filed with the SEC on March 5, 1998. See "Documents Incorporated by Reference."

         We do not know whether or not any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.


                                  LEGAL MATTERS

         The validity of the Shares has been passed upon by our counsel, Shack & Siegel, P.C., New York, New York. As of September 22, 2000, shareholders of Shack & Siegel, P.C. hold a total of 6,585 shares of our common stock and options to purchase 35,000 shares of our common stock.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended June 30, 2000, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

         We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

         - our annual report on Form 10-K for the fiscal year ended June 30, 2000; and

         - the description of our common stock contained in our registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982.

         We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 3401 North California Avenue, Chicago, IL 60618 (773) 961-1111, Attention: General Counsel.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed seven registration statements, and amendments to them, on Form S-8 with the SEC concerning the Shares: File Nos. 333-______(filed on September 27, 2000), 333-57585, 333-48698, 2-82186, 33-48363, 33-79146 and
333-06021. This prospectus constitutes a part of each of these registration statements. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC's web site is located at: www.sec.gov.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 25th day of September, 2000.

                                                  WMS INDUSTRIES INC.

                                                  By:/s/ Louis J. Nicastro
                                                     -------------------------
                                                      Louis J. Nicastro
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Louis J. Nicastro and Orrin J. Edidin, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 DATE                      TITLE
---------                                 ----                      -----
   /s/ Louis J. Nicastro                  September 25, 2000        Chairman of the Board of Directors and
   --------------------------                                       Chief Executive Officer (Principal Executive
   Louis J. Nicastro                                                Officer)


   /s/ Scott D. Schweinfurth              September 25, 2000        Executive Vice President, Chief Financial Officer
   --------------------------                                       and Treasurer (Principal Financial and Principal
   Scott D. Schweinfurth                                            Accounting Officer)


   /s/ Norman J. Menell                   September 25, 2000        Vice Chairman of the Board of Directors
   --------------------------
   Norman J. Menell

   /s/ Neil D. Nicastro                   September 25, 2000        Director
   --------------------------
   Neil D. Nicastro

   /s/ David M. Satz, Jr.                 September 25, 2000        Director
   --------------------------
   David M. Satz, Jr.

   /s/ William C. Bartholomay             September 25, 2000        Director
   --------------------------
   William C. Bartholomay

   /s/ William E. McKenna                 September 25, 2000        Director
   --------------------------
   William E. McKenna

   /s/ Harvey Reich                       September 25, 2000        Director
   --------------------------
   Harvey Reich

   /s/ Ira S. Sheinfeld                   September 25, 2000        Director
   --------------------------
   Ira S. Sheinfeld

   /s/ Donna B. More                      September 25, 2000        Director
   --------------------------
   Donna B. More



                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 Amended and Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994.

4.2 Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to
             Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 25, 1998.

4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

4.4 By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on From 10-K for the year ended June 30, 1996.

5            Opinion of Shack & Siegel, P.C., counsel for Registrant.

23.1         Consent of Shack & Siegel, P.C. (contained in the Opinion filed as
             Exhibit 5 hereto).

23.2         Consent of Ernst & Young LLP.

24           Power of Attorney (contained on the signature page hereof).